Exhibit 99.1

 Top-Line Results from Part 1 of the Phase 3 GUARD Trial of ADX-2191 in Proliferative Vitreoretinopathy  October 6, 2022  NASDAQ: ALDX  ©Aldeyra Therapeutics, Inc. 2022

 2  This presentation and various remarks which may be made during this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s possible or assumed future results of operations, expenses and financing needs, business strategies, and plans; statements regarding Aldeyra's future expectations, plans, prospects, including without limitation statements regarding: the potential regulatory approval of ADX-2191 and Aldeyra's goals as to timing; the potential profile and benefit of ADX-2191; and other statements regarding the goals, opportunity and potential for ADX-2191, anticipated clinical or regulatory milestones for ADX-2191, including expectations regarding timing and results of meetings with the FDA, including scheduled Type C and pre-NDA meetings, and submissions to the FDA; research, development, and regulatory plans or expectations; and political, economic, legal, social and health risks, including the COVID-19 pandemic and related public health measures and other responses to it, that may affect Aldeyra’s business or the global economy, the structure, timing  and success of Aldeyra’s planned or pending clinical trials, expected milestones, market sizing, pricing and reimbursement, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. The results of earlier preclinical or clinical trials may not be predictive of future results. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aldeyra’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect Aldeyra’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the development of and clinical and regulatory plans or expectations for Aldeyra’s investigational new drugs (including ADX-2191); later developments with the FDA that may be inconsistent with Aldeyra’s expectations and beliefs, including the risk that the results from earlier clinical trials may not accurately predict results of subsequent trials or the remainder of a clinical trial for the same or different indications; inconsistent expectations regarding FDA acceptance and review of the company’s filings and submitted data; and Aldeyra’s continuing or post-hoc review and quality control analysis of clinical data. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements are described in Aldeyra’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as Aldeyra’s subsequent filings with the Securities and Exchange Commission.  All of Aldeyra's development plans and timelines may be subject to adjustment depending on funding, recruitment rate, regulatory review, preclinical and clinical results, and other factors any of which could result in changes to Aldeyra’s development plans and programs or delay the initiation, enrollment, completion, or reporting of clinical trials.  In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this presentation is provided only as of October 6, 2022, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.  Disclaimers and Forward-Looking Statements

 3  The primary endpoint of reduction of retinal detachment over 6 months in ADX-2191-treated patients vs. historical control* was achieved (P=0.024).  Numerical superiority of ADX-2191 over routine surgical care was demonstrated for multiple secondary and exploratory endpoints, none of which were statistically powered, which in aggregate reached statistical significance (P=0.047).  ADX-2191 was well tolerated with no observed safety concerns. Numerical superiority of ADX-2191 over routine surgical care was demonstrated for multiple safety endpoints, which in aggregate reached statistical significance (P=0.0002).  *Ophthalmology 124(6):757-767, 2017; Archives of Ophthalmology 25(9):1161-7, 2007.   ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.  USP = United States Pharmacopeia  The Phase 3 GUARD Trial of ADX-2191 in Proliferative Vitreoretinopathy Met the Primary Endpoint

 ADX-2191, an Investigational Vitreous-Compatible Formulation of Methotrexate, Represents a Platform Approach for Rare Retinal Diseases  4  ADX-2191 (methotrexate injection, USP) is the first sterile, non-compounded formulation of methotrexate designed to meet the unique requirements of intravitreal administration for specific rare retinal diseases, including primary vitreoretinal lymphoma and proliferative vitreoretinopathy.   The ADX-2191 intravitreal formulation is designed to be vitreous-compatible and optimized for excipient composition, viscosity, density, tonicity, pH, active ingredient concentration, and volume of administration.   ADX-2191, if approved, will be the first cGMP manufactured methotrexate drug product for intravitreal administration.  ADX-2191 has received U.S. FDA Orphan Drug Designation for proliferative vitreoretinopathy, primary vitreoretinal lymphoma, and retinitis pigmentosa.  USP = United States Pharmacopeia; cGMP = current good manufacturing practices.   ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.

ADX-2191 Represents a Novel Potential Therapeutic Option For the Prevention of Proliferative Vitreoretinopathy

PROLIFERATIVE VITREORETINOPATHY (PVR)

4,000 U.S.

PVR is a rare disease, with ~4,000 patients per year in the U.S.

Left untreated, retinal detachment due to PVR **can progress to permanent blindness.**

There is currently **no FDA- or EMA-approved therapy**.

Repeat surgery, which can lead to vision loss, is currently one of the main courses of action.

ADX-2191

ADX-2191 was granted **U.S. FDA Orphan Drug Designation and U.S. FDA Fast Track Designation** for the prevention of PVR, and **EU Orphan Medicinal Product Designation** for the treatment of retinal detachment.

Tolerability and reattachment success demonstrated in Phase 1b open-label investigator sponsored clinical trial.

Published clinical data support the use of methotrexate for the prevention of recurrent retinal detachment due to PVR.

Source: Aldeyra internal estimates. Data on file. **PVR** = proliferative vitreoretinopathy.
ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.

5

 Preclinical and Clinical Results Support the Anti-Proliferative Activity of Methotrexate for the Prevention of Proliferative Vitreoretinopathy  6  Sources: ADX-2191 PVR Phase 1b investigator sponsored clinical trial (n=10) results and additional in-practice use (n=16); Invest Ophthalmol Vis. Sci. 2017; 58:3940–3949. †Timing of open globe injury as shown is estimated. There is no assurance that prior results, such as signals of safety, activity or durability of effect, observed from this open label investigator sponsored trial will be replicated in more rigorous clinical trials involving ADX-2191. ** = p < 0.01. NS = not significant, PVR = proliferative vitreoretinopathy.  Preclinical reduction in cellular proliferation  Clinical reduction in retinal detachment  Phase 1b Clinical Trial  Additional Patients (with revised protocol)  Retinal Detachments Over Time by Patient  Months before treatment  Months after treatment  Reattachment & Initiation of ADX-2191 Treatment  Cells per high-powered field  Methotrexate  End of six-month re-detachment assessment window  -10 -5 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70  Patient with PVR  Patient with open globe injury  Retinal detachment caused by PVR  Open globe injury†  ADX-2191 Injections  **  NS

 RETINAL CASES & BRIEF REPORTS – JANUARY 2022  AMERICAN SOCIETY OF RETINAL SPECIALISTS 2022 MEETING  Management of Proliferative Vitreoretinopathy with Intravitreal Methotrexate using a Treat-and-Extend Protocol  Walter S, et al  The Activity of Methotrexate for the Prevention of Proliferative Vitreoretinopathy is Supported by Peer-Reviewed Publications  7  GRAEFE'S ARCHIVE FOR CLINICAL AND EXPERIMENTAL OPHTHALMOLOGY, OCTOBER 2021  Adjunctive serial post-operative intravitreal methotrexate injections in the management of advanced proliferative vitreoretinopathy  Roca J, et al  ARVO ANNUAL MEETING ABSTRACT – JUNE 2020  Post-operative Intravitreal Methotrexate Injections after Recurrent Retinal Detachment Repair Can Reduce the Risk and Progression of Proliferative Vitreoretinopathy  Wa C, et al  Rescue Intravitreal Methotrexate Treatment Following Early Recognition of Proliferative Vitreoretinopathy  Alabi R, et al  AMERICAN SOCIETY OF RETINAL SPECIALISTS 2022 MEETING  Intravitreal methotrexate reduces reoperation rate and improves vision after vitrectomy for retinal detachment, trauma, and proliferative diabetic retinopathy  Franklin A, et al

ADX-2191: Design of Part 1 of the Adaptive Phase 3 GUARD Trial in Proliferative Vitreoretinopathy

Primary Objective
Evaluate efficacy of intravitreal ADX-2191 injections for prevention of PVR-associated retinal detachment to estimate statistical power for Part 2 of GUARD

Design
Multi-center Phase 3 clinical trial of ADX-2191 vs. historical control* and routine surgical care

Inclusion Highlights
- Recurrent retinal detachment due to PVR, or
- Retinal detachment associated with open-globe injury

Dosing Regimen
At surgery, weekly (x8), and then every other week (x4) intravitreal injections

Primary Endpoint
Retinal re-detachments due to PVR requiring re-operation within 6 months vs. historical control

Secondary Endpoints
- Retinal re-detachments due to PVR vs. routine surgical care
- Visual acuity vs. routine surgical care

Exploratory Endpoints
Macular thickness, epiretinal membrane formation, hypotony vs. routine surgical care

ADAPTIVE PHASE 3 PVR CLINICAL TRIAL DESIGN: PART 1



ADX-2191 intravitreal injections
ADX-2191 added to routine surgical care (n = 68)†
Routine surgical care (n = 38)
Month 1
Month 2
Month 3
Month 4
Month 5
Month 6

†Includes 41 subjects enrolled under the open-label portion of the protocol. *Ophthalmology 124(6):757-767, 2017; Archives of Ophthalmology 25(9):1161-7, 2007.
PVR = proliferative vitreoretinopathy. **Hypotony** = intraocular pressure less than 5 mm Hg.
ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.

8

 9  ADX-2191  (n=68)  Historical Control†  (n=292)  Patients with retinal detachment within 6 months of surgery  16  113  Odds ratio (95% CI) vs. historical control  0.49 (0.26, 0.89)  P value vs. historical control*  0.024  †Ophthalmology 124(6):757-767, 2017; Archives of Ophthalmology 25(9):1161-7, 2007. *Fisher exact test. CI = confidence interval.  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.  The Primary Endpoint of Reduction of Retinal Detachment vs. Historical Control Was Achieved

The Majority of Secondary and Exploratory Endpoints, While Not Statistically Powered, Were Numerically in Favor of ADX-2191

Continuous Endpoints

	ADX-2191 (n=68)	Routine Surgical Care (n=38)
Letters of visual acuity (SD)	32.9 (19.7)	36.5 (25.0)
Central macular subfield thickness (µM, SD)	382 (182)	484 (233)

Dichotomous Endpoints

	ADX-2191 (n=68)	Routine Surgical Care (n=38)	Odds Ratio (95% CI)
Retinal detachment within 6 months	16	11	0.8 (0.3, 1.9)
Retina not fully attached at 6 months	8	7	0.6 (0.2, 1.9)
Macula not attached at 6 months	5	4	0.7 (0.2, 3.0)
Epiretinal membrane (fundoscopy)	12	11	0.5 (0.2, 1.4)
Epiretinal membrane (OCT)	18	12	0.8 (0.3, 1.9)
Hypotony	2	4	0.3 (0.0, 1.5)
Overall	**61**	**49**	**0.6 (0.4, 1.0)**


Favors ADX-2191
P=0.047
0.01
0.1
1
5

SD = standard deviation. **CI** = confidence interval. **Hypotony** = intraocular pressure less than 5 mm Hg. **OCT** = optical coherence tomography. P value derived from random effect meta-analysis.
ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.

10

11  ADX-2191 Was Well Tolerated and No Safety Concerns Were Observed  †Annals of Hematology, 95(4), 593–601, 2016.  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.  The most common adverse event associated with ADX-2191 administration was punctate keratitis (n=11, 16%), a well-known side effect of intravitreal methotrexate. Nine events were mild; two were moderate.  The incidence of punctate keratitis was substantially less than that previously reported (58%)† for intravitreal methotrexate.  ADX-2191 treatment was discontinued in one (1%) patient, due to scheduling difficulty.

 12  ADX-2191 Was Numerically Favorable to Routine Surgical Care for Additional Key Safety Endpoints   CI = confidence interval. P value derived from random effect meta-analysis.  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.   All treatment-emergent adverse events affecting at least 10% of patients in either treatment group

 Upcoming Planned Clinical Milestones for ADX-2191*   13  *The timing of ongoing clinical trials depends, in part, on the availability of clinical research facilities and staffing, and the ability to recruit patients.  Primary Vitreoretinal Lymphoma  Pre-NDA meeting scheduled for Q4 2022  Proliferative Vitreoretinopathy  Planned Type C meeting with FDA in H1 2023 to discuss completion of clinical development   Retinitis Pigmentosa  Phase 2 clinical trial results expected in H1 2023  ADX-2191